STOCK OPTION AGREEMENT

             This Agreement is made February 26, 1996 in Milwaukee, Wisconsin, between Christiana Companies, Inc. ("Company") and John R. Patterson ("Optionee"). The Company desires, by affording Optionee an opportunity to purchase shares of its $1.00 par value common stock ("Stock") as hereinafter provided, to carry out the purpose of its 1995 Stock Option Plan ("Plan").

             1. Grant of Option. The Company hereby grants to Optionee the right and option ("Option") to purchase from the Company all or any part of a total of 100,000 shares ("Option Shares") of Stock on the terms set forth herein and in the Plan.

             2. Plan. The Option is granted pursuant to the Plan, which is incorporated herein by reference, and Optionee's rights hereunder are subject to all of the restrictions and limitations contained in the Plan. Optionee acknowledges that he has received and read a copy of the Plan. Capitalized terms used herein, and not otherwise defined, have the same meaning as in the Plan.

             3. Purchase Price. The purchase price of the Option Shares shall be $24.25 per share.

             4. Term and Exercisability of Option. The term of the Option shall commence on the date hereof and expire on the tenth anniversary of the date hereof. The Option may be exercised, however, only with respect to the following number of shares of Stock during the respective periods of time set forth opposite such number of shares (provided that the Optionee is still then employed), unless otherwise set forth in paragraph 6 or otherwise determined by the Committee:

                                  Period of Exercisability
         Number of
     Cumulative Shares            From           To and Including

           20,000               2/26/97              2/26/2006
           40,000               2/26/98              2/26/2006
           60,000               2/26/99              2/26/2006
           80,000              2/26/2000             2/26/2006
          100,000              2/26/2001             2/26/2006

   Except as provided in paragraph 5, the Option may not be exercised unless Optionee has been continuously employed from the date hereof to the date of such exercise. Optionee shall not have any of the rights of a stockholder with respect to any Option Shares except to the extent that such shares have been issued upon exercise of the Option.

             5. Extensions of Right to Exercise. Except as provided in the next sentence, if Optionee's employment is terminated for any reason, the Option, to the extent then exercisable as provided in the table in paragraph 4 or as accelerated pursuant to paragraph 6, shall remain exercisable after such termination for a period of (a) three months after termination but not after the term hereof, with respect to all portions of the Option being exercised which constitute an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or (b) 12 months after the termination but not later than the term hereof, with respect to all portions of the Option which constitute a nonqualified stock option. If Optionee's employment is terminated because he dies or becomes permanently and totally disabled within the meaning of
   Section 22(e)(3) of the Code, the Option, to the extent then exercisable as provided in the table in paragraph 4 or as accelerated pursuant to paragraph 6, shall remain exercisable after such termination for a period of 12 months (but not after the term hereof) by him or by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution.

             6.   Acceleration of Exercisability.

             (a) Notwithstanding the schedule of exercisability set forth in paragraph 4, the Option shall become immediately exercisable for all Option Shares not yet acquired if (A) the Optionee's employment is terminated as a result of (i) the Optionee's involuntary termination by the Company without "cause"; (ii) the Optionee's "permanent and total disability" within the meaning of Section 22(e)(3) of the Code; (iii) the Optionee's death; or (iv) voluntary termination by the Optionee for "good reason"; or (B) the Lubar family reduces its beneficial ownership of the Stock of the Company by reason of a sale of Stock by member(s) of the Lubar family or as a result of a sale or merger of the Company, in either case, resulting in a change in excess of 20% in the Lubar family's beneficial ownership of the then outstanding Stock of the Company. For purposes of this Agreement, termination by the Company for "cause" shall mean termination by the Company as a result of conduct of the Optionee involving a criminal offense injurious to or not in the best interests of the Company, fraud, dishonesty or moral turpitude, as determined by the Committee or the Company's Board of Directors, and termination for "good reason" means voluntary termination by the Optionee as a result of (i) a significant reduction in Optionee's responsibilities or authority while employed; (ii) a change by the Company of the location of Optionee's primary office site to a location more than 20 miles from the Company's current office site in the Zeeland, Michigan area; or (iii) a reduction in Optionee's base salary.

             (b) Notwithstanding the schedule of exercisability set forth in paragraph 4, if the Optionee voluntarily terminates his employment without good reason, the Option shall be exercisable for all Option Shares then otherwise subject to purchase in accordance with the schedule of exercisability in paragraph 4, plus such additional number of Option Shares with respect to which the Option would have otherwise been exercised if the termination occurred two years after the actual date of termination.

             7.   "Employment" Defined.  References to Optionee's
   "employment" or being "employed" are to his employment by the Company or a Subsidiary or an Affiliate.

             8. Method of Exercise. The Option shall be exercised by written notice to the Company, stating the election to exercise the Option and the number of shares as to which it is being exercised. Such notice shall be accompanied by payment of the full purchase price of such shares in cash or shares of stock valued at their Fair Market Value on the date of exercise, and, subject to the terms of this Agreement, the Company shall deliver a certificate representing such shares as soon as practicable after such notice has been received.

             9. Securities Law Compliance. The Option Shares have not been and are not intended to be registered under the Securities Act of 1933 or any state securities law, and it is intended that the acquisition of such shares by Optionee shall be exempt from registration as a "private placement" or the like. Optionee recognizes that for that reason (among others) the immediate disposition of Option Shares after the acquisition thereof may be impossible or impractical. Optionee hereby represents that any shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof. If requested by the Company, he will also submit a written statement, in form and content satisfactory to counsel for the Company, of the type customarily required of purchasers of securities in non-public transactions.

             10. Notices. Any notice given by Optionee shall be sent to the Company at Suite 3380, 777 East Wisconsin Avenue, Milwaukee, Wisconsin or such other address as the Company shall have designated in writing to him. Any notice given by the Company to Optionee shall be delivered personally or sent to his address then shown on the Company's records.

             11. Benefit. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, distributees and personal representatives of Optionee and the successors in interest of the Company.

             12. ISO; NOO. The Option is intended to the maximum extent allowable to meet the requirements for "incentive stock options" under
   Section 422 of the Code and this Agreement shall be interpreted in accordance with that intent; provided, however, that to the extent that the aggregate Fair Market Value (as determined on the date hereof) of Option shares with respect to which this Option may be exercised for the first time under paragraphs 4 or 6 in any calendar year exceeds $100,000 in contravention of Section 422(d) of the Code, the Option for Option Shares in excess of such amount shall be treated as a nonqualified stock option not entitled to the benefits of an incentive stock option meeting the requirements of Section 422 of the Code.

             IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

                                      CHRISTIANA COMPANIES, INC.



   /s/ John R. Patterson              By: /s/ William T. Donovan
   John R. Patterson, Optionee             William T. Donovan,
                                           Executive Vice President